Exhibit 99.1

Party City Announces First Quarter 2020 Financial Results

ELMSFORD, N.Y., June 12, 2020 — Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended March 31, 2020.

Brad Weston, Chief Executive Officer, stated, “First and foremost, I want to express my deepest gratitude to our team members for their resilience in light of recent events affecting our country as well as the ongoing impact of the COVID-19 pandemic. Prior to the chain-wide store closures that were implemented in mid-March due to COVID-19, our first quarter results reflected sequential topline trend improvement. Our focus since then has been navigating the disruption created by the pandemic, with the health and safety of our team members and customers as our top priority. We instituted strict safety protocols across the Company and took steps swiftly and aggressively to preserve our financial health and liquidity. We also launched new initiatives to continue serving customers, including curbside pick-up and same day delivery to offer customers additional e-commerce fulfillment options while stores were closed.”

Mr. Weston continued, “We are pleased to have fully re-opened over 85% of our stores as of today. In addition, to support our ongoing transformation initiatives, we recently announced an agreement with certain of our bondholders to support a set of transactions that, if consummated, is expected to reduce the Company’s debt by over 25% and raise approximately $100 million in new capital. As we push forward on our strategic plan to transform our business and position Party City for long-term growth and market share gains, we intend to continue to leverage our unique vertical model and product development capabilities, along with our strengthened omni-channel fulfillment options, to be the go-to resource for customers celebrating life’s important milestones.”

COVID-19 Response

As previously announced, Party City closed all of its stores and implemented a work from home schedule for its corporate office personnel as of March 18, 2020. On March 25, 2020, the Company launched curbside pickup and, on April 5, 2020, launched store delivery in select stores, consistent with state and local guidelines. As of June 5, 2020, curbside pickup and store delivery were expanded to 722 stores. The Company began to reopen stores on May 1, 2020, in accordance with state and local health ordinances, and as of today, has re-opened over 85% of its stores. The following measures have been implemented in order to continue to prioritize the wellbeing of Party City’s associates and customers:

•	Restricting the number of customers allowed in stores at one time in line with local guidelines;

•	Adding enhanced sanitization protocols, including routinely disinfecting high-touch areas such as shopping carts, credit card readers and checkout areas;

•	Instituting use of face masks for associates and customers per local guidelines;

•	Adding in-store signage to further promote social distancing, including designating one-way traffic aisles and placing reminders throughout the stores;

•	Placing plexiglass barriers at registers and marking off every six feet at checkout lines; and

•	Requiring team members to adhere to Centers for Disease Control and Prevention (CDC) guidelines on handwashing and self-quarantining, including staying home if they are not feeling well.

In addition, as announced on April 8, 2020, the Company took several steps to safeguard the Company’s balance sheet and preserve liquidity. To that end, the Company:

•

Temporarily reduced base salaries by 50% for Brad Weston, Chief Executive Officer, 30% for Todd Vogensen, Chief Financial Officer and 15% to 20% for the remainder of the executive leadership team. In addition, the Board of Directors elected to forgo their respective quarterly cash retainers for the second quarter of 2020;

•	Furloughed approximately 90% of store employees and 70% of wholesale, manufacturing and corporate employees. The Company continued to provide health benefits to furloughed employees;

•	Reduced non-payroll expenses including advertising, occupancy and other store expenses;

•	Cancelled orders and negotiated receipt delays to manage inventory levels; and

•	Significantly reduced its 2020 capital expenditure budget.

Execution of Transaction Support Agreement with Bondholders:

As announced on May 28, 2020, the Company executed a Transaction Support Agreement with holders of approximately 54% of the aggregate principal amount of the Company’s outstanding 6.125% Senior Notes due 2023 and 6.625% Senior Notes due 2026. The transactions (the “Transactions”) contemplated by the TSA, if consummated, are expected to deleverage the Company’s balance sheet by approximately $450 million and raise approximately $100.0 million in new capital to increase its financial strength and support the Company’s global operations and ongoing transformation initiatives.

The closing of the Transactions is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds. These Transactions may not be completed as contemplated or at all. Among other conditions, the components of the Transactions are conditioned on, and would be consummated concurrently with, each other. If the Company is unable to complete the Transactions or any other alternative transaction, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

First Quarter Summary:

•	Total revenues decreased 19.3% on a reported basis to $414.0 million and decreased 19.0% on a constant currency basis.

•

Total retail sales decreased 20.3% on a reported basis and 20.2% on a constant currency basis, principally due to the temporary closure of all of the Company’s retail stores which was announced on March 18, 2020.

•

Brand comparable sales through February 29th, 2020 decreased 0.9%; an improvement relative to the fourth quarter of 2019 due to strong New Year’s Eve and Super Bowl performance. Full first quarter brand comparable sales declined 17.1%.

•	North American e-commerce sales decreased by 15.4% on a reported basis and decreased 6.9% when adjusted for curbside pickup and delivery and BOPIS (buy online, pickup in store) sales.

•	Net third-party wholesale revenues decreased 16.5% or 15.6% in constant currency.

•

Total gross profit margin decreased 560 basis points to 28.1% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin decreased 320 basis points to 33.7% of net sales mainly due to:

•	sales deleverage (330 bps);

•	cost of helium (120 bps);

•	rent from sale leaseback transaction (50 bps);

•	product mix shifts (40 bps);

•	increased wholesale share of shelf +110 bps;

•	lower clearance/promotion costs in 2020 compared to 2019 +100 bps

•

As a result of a sustained decline in the Company’s market capitalization and significantly reduced customer demand for the Company’s products due to “COVID-19”, the Company recognized non-cash pre-tax goodwill impairment charges at March 31, 2020 against the goodwill associated with its retail and wholesale reporting units of $253.1 million and $148.3 million, respectively.

•

Operating expenses totaled $174.3 million or $7.9 million higher than the first quarter of 2019, and excluding certain items not indicative of core operating performance, totaled $147.8 million or $12.7 million lower than the first quarter of 2019, principally the result of temporary store closures during the quarter.

•

Interest expense was $25.1 million during the first quarter of 2020, compared to $29.3 million during the first quarter of 2019 driven by the paydown of debt associated with the proceeds from the sale leaseback and Canadian retail transactions.

•	Reported GAAP net loss was $541.5 million, or a loss of $5.80 per share.

•

Adjusted net loss was $26.4 million, or a loss of $0.28 per share, compared to adjusted net income of $1.1 million, or $0.01 per share, in the first quarter of 2019. (See “Non-GAAP Financial Information”)

•	Adjusted EBITDA was $11.9 million, versus $51.5 million during the first quarter of 2019. (See “Non-GAAP Financial Information”)

Balance Sheet Highlights:

On March 27, 2020, the Company announced that it accessed an additional $150 million from its $640 million revolving credit facility. As of the end of the first quarter on March 31, 2020, the Company had $194.4 million in cash, $1,760 million in debt (net of cash) and approximately $71 million of availability under the ABL Facility.

Store Optimization Program:

In 2019, the Company initiated a store optimization program under which the Company identified approximately 55 Party City stores to be closed. In addition, 21 stores were identified in 2020 for closure at a future date. The Company also recorded an impairment charge for open stores where sales were affected by COVID-19. In conjunction with the program and store impairment, the Company’s Retail segment recorded $29.4 million and $35.6 million of store impairment and restructuring charges in the first quarter of 2020 and 2019, respectively.

Fiscal 2020 Outlook:

During the remainder of 2020, the Company plans to close approximately 21 stores, open 2 new stores, with the remaining 10 planned new store openings likely to shift into 2021.

In 2020, the Company plans to invest approximately $35-$40 million dollars in capital expenditures, with approximately one third invested in its retail segment, and the balance invested in its manufacturing and distribution capabilities.

As a result of the continued disruption and uncertainty caused by the COVID-19 pandemic, the Company is not providing any additional financial outlook information at this time for fiscal 2020.

Conference Call Information:

A conference call to discuss the first quarter 2020 financial results is scheduled for today, June 12, 2020, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 866-270-1533 (U.S. domestic) or 412-317-0797 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, including Party City’s expectations regarding its ability to maximize the potential of its vertical model and product development capabilities, the potential consummation of the Transactions and the related reduction to Party City’s debt and raising of new capital, Party City’s plans to open and close stores, and Party City’s plans to invest in capital expenditures in its retail segment and in its manufacturing and distribution capabilities.. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of helium shortages on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name www.partycity.com.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$194,433	$34,917
Accounts receivable, net	116,223	149,109
Inventories, net	629,875	658,419
Prepaid expenses and other current assets	76,698	51,685

Total current assets	1,017,229	894,130
Property, plant and equipment, net	235,577	243,572
Operating lease asset	773,775	802,634
Goodwill	665,129	1,072,330
Trade names	394,221	530,320
Other intangible assets, net	41,960	45,060
Other assets, net	6,904	7,273

Total assets	$3,134,795	$3,595,319

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$381,422	$128,806
Accounts payable	96,383	152,300
Accrued expenses	154,847	150,921
Current portion of operating lease liability	153,614	155,471
Income taxes payable	—	35,905
Current portion of long-term obligations	98,588	71,524

Total current liabilities	884,854	694,927
Long-term obligations, excluding current portion	1,474,854	1,503,987
Long-term portion of operating lease liability	707,734	720,735
Deferred income tax liabilities, net	70,943	126,081
Other long-term liabilities	16,036	16,517

Total liabilities	3,154,421	3,062,247
Redeemable securities	—	3,351
Commitments and contingencies
Stockholders’ equity:
Common stock (94,491,352 and 94,461,576 shares outstanding and 121,708,422 and 121,662,540 shares issued at March 31, 2020 and December 31, 2019, respectively)	1,211	1,211
Additional paid-in capital	933,174	928,573
Retained deficit	(578,732)	(37,219)
Accumulated other comprehensive loss	(47,947)	(35,734)

Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	307,706	856,831
Less: Common stock held in treasury, at cost (27,217,070 and 27,200,964 shares at March 31, 2020 and December 31, 2019, respectively)	(327,170)	(327,086)

Total Party City Holdco Inc. stockholders’ equity	(19,464)	529,745
Noncontrolling interests	(162)	(24)

Total stockholders’ equity	(19,626)	529,721

Total liabilities, redeemable securities and stockholders’ equity	$3,134,795	$3,595,319

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Net sales	$412,461	$511,102
Royalties and franchise fees	1,582	2,014

Total revenues	414,043	513,116
Cost of sales	296,757	339,042
Wholesale selling expenses	15,458	17,961
Retail operating expenses	88,166	95,018
Franchise expenses	3,309	3,303
General and administrative expenses	59,996	41,925
Art and development costs	5,322	5,929
Development stage expenses	2,029	2,226
Store impairment and restructuring charges	17,728	18,009
Goodwill and intangibles impairment	536,648	—

Total expenses	1,025,413	523,413

Loss from operations	(611,370)	(10,297)
Interest expense, net	25,120	29,257
Other expense, net	5,676	1,254

Loss before income taxes	(642,166)	(40,808)
Income tax benefit	(100,498)	(10,519)

Net loss	(541,668)	(30,289)
Less: Net loss attributable to noncontrolling interests	(155)	(71)

Net loss attributable to common shareholders of Party City Holdco Inc.	$(541,513)	$(30,218)

Net loss per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(5.80)	$(0.32)
Net loss per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(5.80)	$(0.32)
Weighted-average number of common shares-Basic	93,395,609	93,174,553
Weighted-average number of common shares-Diluted	93,395,609	93,174,553
Dividends declared per share	$—	$—
Comprehensive loss	$(553,881)	$(26,637)
Less: Comprehensive loss attributable to noncontrolling interests	(155)	(62)

Comprehensive loss attributable to common shareholders of Party City Holdco Inc.	$(553,726)	$(26,575)

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
(Dollars in thousands)
Net loss	$(541,668)	$(30,289)
Interest expense, net	25,120	29,257
Income taxes	(100,498)	(10,519)
Depreciation and amortization	17,752	21,341

EBITDA	(599,294)	9,790
Non-cash purchase accounting adjustments	—	1,001
Store impairment and restructuring charges (a)	27,761	35,638
Other restructuring, retention and severance (b)	3,047	1,388
Goodwill and intangibles impairment (c)	536,648	—
Deferred rent (d)	(1,384)	(1,150)
Closed store expense (e)	1,235	591
Foreign currency losses/(gains), net	4,255	(293)
Stock option expense (f)	354	370
Non-employee equity-based compensation (g)	1,033	129
Undistributed income in equity method investments	(144)	(198)
Corporate development expenses (h)	2,969	2,845
Restricted stock units – time-based (i)	621	392
Non-recurring legal settlements/costs	6,321	732
COVID - 19 (l)	26,180	—
Other	2,272	247

Adjusted EBITDA	$11,874	$51,482

		March 31, 2020 EBITDA Adjustments
	March 31, 2020 GAAP Basis (as reported)	Goodwill and intangibles impairment (c)	Store impairment and restructuring charges (a)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation / Restricted stock units – time-based (f)(g)(i)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID-19 (l)	Foreign currency losses	Other	March 31, 2020 Non-GAAP basis
Revenues:
Net sales	$412,461												$412,461
Royalties and franchise fees	1,582												1,582

Total revenues	414,043												414,043
Cost of sales	296,757		(10,033)							(12,804)		(429)	273,491
Wholesale selling expenses	15,458			(736)						(114)			14,608
Retail operating expenses	88,166						1,336		(1,166)	(10,178)			78,158
Franchise expenses	3,309									(329)			2,980
General and administrative expenses	59,996			(100)	(6,321)	(975)	48	(3,047)	(69)	(2,755)			46,777
Art and development costs	5,322												5,322
Development stage expenses	2,029			(2,029)									—
Store impairment and restructuring charges	17,728		(17,728)										—
Goodwill and intangibles impairment	536,648	(536,648)											—

Total expenses	1,025,413	(536,648)	(27,761)	(2,865)	(6,321)	(975)	1,384	(3,047)	(1,235)	(26,180)	—	(429)	421,336

Loss from operations	(611,370)												(7,293)
Interest expense, net	25,120												25,120
Other expense, net	5,676			(104)		(1,033)					(4,255)	(1,699)	(1,415)

Loss before income taxes	(642,166)												(30,998)
Interest expense, net	25,120												25,120
Depreciation and amortization	17,752												17,752

EBITDA	(599,294)												11,874
Adjustments to EBITDA	611,168	(536,648)	(27,761)	(2,969)	(6,321)	(2,008)	1,384	(3,047)	(1,235)	(26,180)	(4,255)	(2,128)	—

Adjusted EBITDA	$11,874	$(536,648)	$(27,761)	$(2,969)	$(6,321)	$(2,008)	$1,384	$(3,047)	$(1,235)	$(26,180)	$(4,255)	$(2,128)	$11,874

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		March 31, 2019 EBITDA Adjustments
	March 31, 2019 GAAP Basis (as reported)	Store impairment and restructuring charges (a)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Non-Cash Purchase Accounting Adjustments	Foreign currency gains	Other	March 31, 2019 Non-GAAP basis
Revenues:
Net sales	$511,102											$511,102
Royalties and franchise fees	2,014											2,014

Total revenues	513,116											513,116
Cost of sales	339,042	(17,629)				1,150						322,563
Wholesale selling expenses	17,961											17,961
Retail operating expenses	95,018						(31)	(479)				94,508
Franchise expenses	3,303											3,303
General and administrative expenses	41,925			(732)	(891)		(1,357)	(112)				38,833
Art and development costs	5,929											5,929
Development stage expenses	2,226		(2,226)									—
Store impairment and restructuring charges	18,009	(18,009)										—
Goodwill and intangibles impairment	—											—

Total expenses	523,413	(35,638)	(2,226)	(732)	(891)	1,150	(1,388)	(591)	—	—	—	483,097

Loss from operations	(10,297)											30,019
Interest expense, net	29,257											29,257
Other expense, net	1,254		(619)						(1,001)	293	(49)	(122)

Loss before income taxes	(40,808)											884
Interest expense, net	29,257											29,257
Depreciation and amortization	21,341											21,341

EBITDA	9,790											51,482
Adjustments to EBITDA	41,692	(35,638)	(2,845)	(732)	(891)	1,150	(1,388)	(591)	(1,001)	293	(49)	—

Adjusted EBITDA	$51,482	$(35,638)	$(2,845)	$(732)	$(891)	$1,150	$(1,388)	$(591)	$(1,001)	$293	$(49)	$51,482

(a)

During the three months ended March 31, 2019, the Company initiated a store optimization program under which it closed approximately 55 Party City stores during the course of 2019 and 21 Party City stores during the first quarter of 2020. In conjunction with the program, during the first three months of 2020, the Company recorded the following charges: inventory reserves: $11,696, operating lease asset impairment: $8,162, plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $1,451. In addition the Company recorded $6,051 of operating lease asset impairment related to its active stores, driven partially by stores that were closed due to COVID-19. During the first three months of 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $17,629, operating lease asset impairment: $13,209, property, plant and equipment impairment: $4,139 and severance: $661. See Note 3 of the Company’s March 31, 2020 form 10Q – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $980.

(b)	Amounts expensed during first quarter 2020 principally relate to severance due to the organizational changes.
(c)	As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge at March 31, 2020 of $536,648.
(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 of the Company’s March 31, 2020 form 10Q for further discussion.
(h)	Primarily represents costs for Kazzam (see the 2019 Form 10-K for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.
(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)

Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store operating expenses.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2020	2019
(Dollars in thousands, except per share amounts)
Loss before income taxes	$(642,166)	$(40,808)
Intangible asset amortization	2,866	3,429
Non-cash purchase accounting adjustments	—	1,317
Amortization of deferred financing costs and original issuance discounts (j)	1,202	1,143
Store impairment and restructuring charges (a)	27,973	35,638
Other restructuring charges (b)	922	—
Goodwill and intangibles impairment (c)	536,648	—
Non-employee equity-based compensation (g)	1,033	129
Non-recurring legal settlements/costs	6,321	—
Stock option expense (f)	354	370
COVID -19 (l)	26,180	—

Adjusted (loss) income before income taxes	(38,667)	1,218
Adjusted income tax (benefit) expense (k)	(12,284)	115

Adjusted net (loss) income	$(26,383)	$1,103

Adjusted net (loss) income per common share – diluted	$(0.28)	$0.01

Weighted-average number of common shares-diluted	93,395,609	93,879,979

(a)

During the three months ended March 31, 2019, the Company initiated a store optimization program under which it closed approximately 55 Party City stores during the course of 2019 and 21 Party City stores during the first quarter of 2020. In conjunction with the program, during the first three months of 2020, the Company recorded the following charges: inventory reserves: $11,696, operating lease asset impairment: $8,162, plant and equipment impairment: $2,065 and labor and other costs related to closing the stores: $1,451. In addition the Company recorded $6,051 of operating lease asset impairment related to its active stores, driven partially by stores that were closed due to COVID-19. During the first three months of 2019, the Company recorded the following charges related to the store optimization program: inventory reserves: $17,629, operating lease asset impairment: $13,209, property, plant and equipment impairment: $4,139 and severance: $661. See Note 3 of the Company’s March 31, 2020 form 10Q – Store Impairment and Restructuring Charges in Item 1 for further discussion. Additionally, during the process of liquidating the inventory in such stores, the Company lost margin of $980.

(b)	Amounts expensed during first quarter 2020 principally relate to severance due to the organizational changes.
(c)	As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge at March 31, 2020 of $536,648.
(d)

The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items. During the first quarter of 2019, the Company adopted ASC 842. Under the standard, the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items is now incorporated in the Company’s operating lease asset.

(e)	Charges incurred related to closing and relocating stores in the ordinary course of business.
(f)	Represents non-cash charges related to stock options.
(g)	The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 19 – Kazzam, LLC in Item 1 of the Company’s March 31, 2020 form 10Q for further discussion.
(h)	Primarily represents costs for Kazzam (see the 2019 Form 10-K for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Non-cash charges for restricted stock units that vest based on service conditions.
(j)

During February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off capitalized deferred financing costs, original issue discounts and call premiums. The amounts are included in “Amortization of deferred financing costs and original issuance discounts” in the adjusted net income table above.

(k)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)

Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store operating expenses.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2020 OUTLOOK

(In millions, unaudited)

As a result of the continued disruption and uncertainty caused by the COVID-19 pandemic, the Company is not providing financial guidance for fiscal 2020.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended March 31,
	2020		2019
Total Revenues	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$214,798	51.9%	$290,301	56.6%
Eliminations	(103,731)	(25.1)	(157,352)	(30.7)

Net wholesale	111,067	26.8	132,949	25.9
Retail	301,394	72.8	378,153	73.7

Total net sales	412,461	99.6	511,102	99.6
Royalties and franchise fees	1,582	0.4	2,014	0.4

Total revenues	$414,043	100.0%	$513,116	100.0%

	Three Months Ended March 31,
	2020		2019
Total Gross Profit	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$94,361	31.3%	$136,018	36.0%
Wholesale	21,343	19.2	36,042	27.1

Total	$115,704	28.1%	$172,060	33.7%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended March 31,		LTM
	2020	2019	2020
Store Count
Corporate Stores:
Beginning of period	777	866	868
New stores opened	0	2	1
Acquired	0	0	6
Closed	(20)	0	(118)

End of period	757	868	757
Franchise Stores:
Beginning of period	98	96	98
New stores opened	0	2	0
Sold to Party City	0	0	0
Closed	(1)	0	(1)

End of period	97	98	97

Grand Total	854	966	854

	Three Months Ended March 31,
	2020	2019
Wholesale Share of Shelf (a)	81.3%	78.1%

Manufacturing Share of Shelf (b)	29.0%	27.6%

	Three Months Ended March 31,
	2020	2019
Brand comparable sales (c)	(17.1%)	(1.4%)

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party City brand comparable sales include North American e-commerce sales.